Item 9 (c)(2)
                     EXCHANGE AGENT AGREEMENT

                             Between

                   RICHARDSON ELECTRONICS, LTD.

                               and

       AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,
                        as Exchange Agent

                  Dated as of December 16, 1996




                   Richardson Electronics, Ltd.
                           $70,825,000
         81/4% Convertible Senior Subordinated Debentures
                        due June 15, 2006
                     EXCHANGE AGENT AGREEMENT

     THIS EXCHANGE AGENT AGREEMENT (this "Agreement") dated as of December 16, 1996 made and entered into by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Exchange Agent (the "Agent"), a national banking association, and RICHARDSON ELECTRONICS, LTD. (the "Company"), a Delaware corporation;

                            WITNESSETH

                             RECITALS

     WHEREAS, pursuant to an Offering Circular and Consent Solicitation (the "Offering Circular") the Company is offering to exchange $1,000 principal amount of its 8-1/4% Convertible Senior Subordinated Debentures due June 15, 2006 (the "New Debentures") for each $1,000 of its 7-1/4% Subordinated Convertible Debentures due December 15, 2006 (the "Old Debentures") and also soliciting consents ("Consents") from holders of the Old Debentures (the "Debentureholders") representing at least a majority in aggregate principal amount of the outstanding Old Debentures (the "Requisite Consents") to certain amendments to the indenture under which the Old Debentures were issued (the "Old Indenture") (collectively, the offer to exchange and solicitation of Consents are referred to herein as the "Exchange Offer"); and

     WHEREAS, in connection with the Exchange Offer, Debentureholders will be delivering their Old Debentures to the Agent and requesting delivery of New Debentures and Consents to the proposed amendments, and

     WHEREAS, the Company has delivered or will deliver to the Agent (i) a copy of the Consent and Letter of Transmittal (the "Letter of Transmittal") to be sent to the Debentureholders, in the form attached hereto as Exhibit A, (ii) copies of all other documents or materials to be forwarded to the Debentureholders; and (iii) a list showing the names and addresses of all Debentureholders as of the close of business on December 17, 1996, and the number of Old Debentures held by each Debentureholder as of the close of business on such date (the "List"), and

     WHEREAS, the New Debentures will be issued under an Indenture dated as of December 16, 1996 (the "New Indenture") between the Company and American National Bank and Trust Company of Chicago, as trustee (the "Trustee"); and

     WHEREAS, the Indenture will be signed by the Trustee and the Company on or about December 17, 1996 (the "Closing Date"); and

     WHEREAS, this Agreement will confirm the appointment of American National Bank and Trust Company of Chicago as exchange agent, and, in that capacity, authorization to act as agent for the Debentureholders for the purpose of receiving from the Company the New Debentures to be issued in exchange for the Old Debentures and transmitting same to the Debentureholders upon satisfaction of conditions set forth herein.

     NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS, UNDERTAKINGS AND PROMISES HEREINAFTER SET FORTH AND FOR OTHER GOOD AND VALUABLE CONSIDERATION AND THE ACCEPTANCE OF THE SUM OF TEN DOLLARS ($10.00) DULY PAID BY EACH OF THE PARTIES TO THE OTHER UPON THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED AND CONFESSED, THE PARTIES HERETO AGREE AS FOLLOWS:

     1.   Duties of Agent.  The Agent will examine Letters of
Transmittal, Debentures and other documents delivered or mailed to the agent by or for the Debentureholders, in order to ascertain, to the extent reasonably determined by the Agent, whether:

     a) the Letters of Transmittal appear to be duly executed and properly completed in accordance with the instructions set forth therein;

     b) the Old Debentures appear to be properly surrendered and, if appropriate, endorsed for transfer;

     c) the other documents, if any, used in the exchange appear to be duly executed and properly completed and in the proper form; and

     d) the Old Debentures are free of restrictions on transfer or stop orders except as set forth on the List.

     In the event the Agent ascertains that any Letter of Transmittal or other document has been improperly completed or executed, that any of the Old Debentures are not in proper form or some other irregularity exists, the Agent shall attempt to resolve promptly the irregularity and may use its best efforts to contact the appropriate Debentureholder by whatever means of communication it deems most expedient in order to correct the irregularity and, upon consultation with the Company, shall endeavor to take such other reasonable action as may be necessary to cause such irregularity to be corrected; and the determination of any questions referred to the Company or its counsel by the Agent as to the validity, form and eligibility, as well as the proper completion or execution of the Letters of Transmittal and other documents, shall be final and binding and the Agent may rely thereon as provided in Section 8 hereof. Any costs of contacting Debentureholders for the purpose of correcting irregularities shall be charged to the Company.

     2. Exchange of Debentures. As soon as practicable after the Expiration Date and notification from the Company of the satisfaction or waiver of the conditions to the Exchange Offer as set forth in the Offering Circular and the principal amounts of Old Debentures it is accepting for exchange and after surrender to the Agent of all Old Debentures registered to a particular Debentureholder and the return of a properly completed Letter of Transmittal relating thereto, the Agent shall cause to be issued and distributed to the Debentureholder in whose name such certificates were registered New Debentures in the same principal amount as the Old Debentures registered in the name of such Debentureholder; provided, however, that if fewer than all of the Old Debentures properly tendered for exchange are accepted by the Company, properly tendered Old Debentures will be accepted and New Debentures will be issued on a pro rata basis. Any Old Debentures not accepted for exchange will be returned to the Debentureholder.

     If any New Debentures are to be issued in a name other than that in which the Old Debentures surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Old Debenture so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Agent any transfer or other taxes required, or shall establish to the Agent's satisfaction that such tax has been paid or is not payable.

     New Debentures and returned Old Debentures to be delivered by mail shall be forwarded by first class mail under the Agent's blanket surety bond, which the Company understand protects the Company and the Agent from loss or liability arising by virtue of the non-receipt or non-delivery of such New Debentures. It is understood that the face value of New Debentures in any one shipment sent by first class mail under this procedure will not be in excess of $500,000. In the event the face value shall exceed $500,000 the New Debentures shall be mailed by registered mail and shall be insured separately for the replacement value of its contents at the time of mailing.

     3. Lost, Stolen or Destroyed Debentures. In the event that any Debentureholder claims that any Debenture registered in their name is lost, stolen or destroyed, the Agent shall mail to such Debentureholder an affidavit of loss and an indemnity bond. The Agent shall make the distribution of New Debentures only upon receipt of a properly completed affidavit of loss and an indemnity bond.

     4. Reports. The Agent shall furnish, until otherwise notified, weekly reports to the Company showing the number of Old
Debentures surrendered for exchange, the number of New Debentures issued in exchange therefor and the Consents received.

     5. Copies of Documents. The Agent shall take such action at the Company's expense as may from time to time be reasonably requested by the Company to furnish copies of the Letters of Transmittal to persons designated by the Company.

     6. Maintenance of Records. The Agent will keep and maintain complete and accurate records showing all Old Debentures exchanged by the Agent. The Agent is authorized to cooperate with and furnish information to any organization or its legal representatives designated from time to time by the Company in any manner reasonably requested by any of them in connection with the Exchange Offer. Letters of Transmittal and telegrams, telexes, facsimile transmissions and other materials submitted to the Agent shall be preserved by the Agent until delivered to or otherwise disposed of in accordance with the Company's instructions at or prior to the termination hereof.

     7. Delivery of Surrendered Debentures. All Old Debentures surrendered to the Agent shall be retained by the Agent, and following the exchange of such Old Debentures, shall be forwarded to the Company or elsewhere as directed by the Company. Consents shall be forwarded to the Company or elsewhere as directed by the Company.

     8.   The Exchange Agent's Duties and Obligations.  The
Agent, in its capacity as Exchange Agent under this Agreement:

     a) will have no duties or obligations other than those specifically set forth herein, or as may subsequently be agreed to in writing by the Agent and the Company;

     b) will be regarded as making no representations or warranties and having no responsibilities regarding the validity, sufficiency, value or genuineness of any Old Debentures surrendered to the Agent or the New Debentures delivered by the Agent; will not be required or requested to make any representations as to the validity, value or genuineness of such Debentures; and will not be responsible in any manner whatsoever for the correctness of the statements made herein or in the Indenture or in any document furnished to the Agent by the Company;

     c) will not be obligated to institute or defend any action, suit or legal proceeding in connection with the Exchange Offer or the Agent's duties hereunder, or take any other action which might, in the Agent's judgment involve, or result in, expense or liability to the Agent, unless the Company shall first furnish the Agent an indemnity satisfactory to the Agent;

     d) may rely on, and shall be protected in acting upon, any certificate, instrument, opinion, representation, notice, letter, telegram or other document delivered to the Agent and believed by the Agent to be genuine and to have been signed by the proper party or parties;

     e) may rely on, and shall be protected in acting upon, written or oral instructions given by any officer of, or any party authorized by the Company with respect to any matter relating to the Agent's actions under this Agreement;

     f) may consult with counsel satisfactory to the Agent (including counsel for the Company or the Agent) and the advice or opinion of such counsel shall be full and complete authorization and, protection in respect of any action taken, suffered or omitted by the Agent hereunder in good faith and in accordance with such advice or opinion of such counsel; and

     g) may retain an agent or agents of the Agent's choice to assist the Agent in performing its duties and obligations hereunder.

     9. Termination of Exchange Agent's Duties and Obligations. This Agreement shall terminate when all New Debentures have been issued and delivered. The Agent will make any final exchanges of Debentures within a reasonable time following the expiration of the Exchange Offer on January 31, 1996.

     10. Indemnification of Exchange Agent. The Company hereby covenants and agrees to reimburse, indemnify and hold the Agent harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including without limitation reasonable attorney's fees and expenses) which, without gross negligence or willful misconduct by the Agent, may be paid, incurred or suffered by the Agent, or to which the Agent may become subject, arising out of or incident to this Agreement or the administration of its duties hereunder, or arising out of or incident to its compliance with the instructions set forth herein or with any instructions delivered to the Agent pursuant hereto, or as a result of defending itself against any claim or liability resulting from its actions as Agent, including any claim against the Agent by any Debentureholder, which covenant agreement shall survive the termination hereof. The Agent hereby represents that it will notify the Company by telephone, confirmed in writing, of any receipt by the Agent of a written assertion of a claim against the Agent, or any action commenced against the Agent, within ten
(10) business days after its receipt of written notice of such assertion or its having been served with the summons or other first legal process giving information as to the nature and basis of any such action. However, the Agent's failure to so notify the Company shall not operate in any manner whatsoever to relieve the Company from any liability it may have on account of this
Section 10 if no prejudice occurs. At its election, the Company will assume the conduct of the Agent's defense in any such action or claim at its sole cost and expense. In the event that the Company elects to assume the defense of any such action or claim and confirms to the Agent in writing that the indemnity provided for in this Section 10 applies to such action or claim, the Company shall not be liable for the fees and expenses of any counsel thereafter retained by the Agent; the foregoing notwithstanding, if the Escrow Agent shall reasonably believe that separate counsel is necessary to protect its, interests, it shall be entitled to retain its own counsel and the reasonable fees and expenses of such counsel shall be payable by the Company.

     11.  Modification.  Except as otherwise provided in Section
14 hereof, (i) the instructions contained herein may be modified or supplemented only by an authorized representative of Company and (ii) any inconsistency between this Agreement and the Indenture shall be resolved in favor of the Indenture.

     12. Fees and Expenses. The Agent shall be entitled to receive the fees and expenses set forth in the letter from the Agent dated December 10, 1996 and accepted and agreed to by the Company.

     13. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when placed in the hands of a carrier for delivery, charges pre-paid:

     (a)  If to the Company, to:   Richardson Electronics, Ltd.
                                   40W267 Keslinger Road
                                   LaFox, Illinois 60147
                                   Attention: William G. Seils
                                   Telephone: (630) 208-2200
                                   (630) 208-2950

     (b) If to the Agent, to:      American National Bank and
                                    Trust Company of Chicago
                                   33 North LaSalle Street
                                   Chicago, Illinois 60690
                                   Attn: Corporate Trust Division
                                   Telephone:  (312) 661-6055
                                   Fax:  (312) 661-6491

or to such other address or addresses as the Company or the Agent may communicate in writing to each of the other parties.

     14. Entire Agreement. This Agreement, the Indenture and the other documents referred to herein contain all terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, regarding the subject matter hereof shall be deemed to exist or bind the parties hereto unless in writing and executed by the Agent and the Company.

     15. Benefit of the Agreement and Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors and assigns. The Company hereby acknowledges to any such successor and assign of the Agent that the Company shall perform as to such successor and assign all duties and obligations under this Agreement just as if such successor or assign of the Agent had been originally named as a party hereto and such successor and assign shall be a third party beneficiary of this Agreement. The Company can assign and transfer its rights under this Agreement with the consent of the Agent, and such consent shall not be unreasonably withheld by the Agent.

     16. Governing Law and Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity, operation or enforceability of any other provision of this Agreement.

     17   Resolution of Inconsistent Provisions.  In the event
any of the provisions of this Agreement and the Indenture are inconsistent in any respect and cannot be reconciled, the provisions of the Indenture shall control over the provisions of this Agreement.

     18. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     19. Headings. Section headings used in this Agreement are for convenience of reference only and are not intended to be a part of the provisions of this Agreement nor to control or affect the meanings, construction or effect of the same.
     20. Definition of Terms. For all purposes of this Agreement, except as otherwise herein expressly provided or unless the context otherwise requires, the terms and expressions used in this Agreement shall have the same meaning as the corresponding terms and expressions used in the Indenture and in the Offering Circular.

     21. Attachment; Compliance with Legal Orders. In the event that any information or securities held hereunder shall be attached, garnished, or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, or any part thereof, the Exchange Agent is hereby expressly authorized, in its sole direction, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Exchange Agent obeys or complies with any such writ, order or decree it shall not be liable to the Company or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

     22. Conflicting Demands. In the event that conflicting demands are made upon the Exchange Agent for any situation not addressed in this Agreement, the Exchange Agent may withhold performance of the terms of this Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                         AMERICAN NATIONAL BANK AND TRUST
                           COMPANY OF CHICAGO, as Exchange Agent

                         By: /s/ Elizabeth Nelson
                         Its: Assistant Vice President

                         RICHARDSON ELECTRONICS, LTD.

                         By:  /s/ Edward J. Richardson
                         Its:  Chairman